As filed with the Securities and Exchange Commission on August 28, 2002
Registration No. 333–

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CHART INDUSTRIES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	34-1712937 (I.R.S. Employer Identification No.)
5885 Landerbrook Drive, Suite 150
Cleveland, Ohio 44124
(Address of Principal Executive Offices, Including Zip Code)

Chart Industries, Inc. Amended and Restated 1997 Stock Bonus Plan
(Full Title of the Plan)

Copies to:

Arthur S. Holmes Chairman and Chief Executive Officer Chart Industries, Inc. 5885 Landerbrook Drive, Suite 150 Cleveland, Ohio 44124 (440) 753-1490	Thomas F. McKee, Esq. Calfee, Halter & Griswold LLP 1400 McDonald Investment Center 800 Superior Avenue Cleveland, Ohio 44114 (216) 622-8200

(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, par value $.01 per share(1)	500,000 shares(2)	$1.20(3)	$600,000(3)	$56.00

(1)
One Series A Junior Participating Preferred Stock purchase right (a “Right”) also will be issued with respect to each share of the registrant’s common stock, par value $.01 per share (the “Common Stock”). The terms of the Rights are described in the registrant’s Registration Statement on Form 8-A, dated June 1, 1998, as the same may be amended or supplemented from time to time.

(2)
Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers such additional shares of the Common Stock that may be issued or become issuable under the terms of the Chart Industries, Inc. Amended and Restated 1997 Stock Bonus Plan (the “Plan”) in order to prevent dilution resulting from any stock split, stock dividend or similar transaction.

(3)
Estimated in accordance with Rule 457(c) and (h) under the Securities Act solely for the purpose of calculating the registration fee and based upon the average of the high and low sale prices of the Common Stock, reported on the New York Stock Exchange on August 23, 2002.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Pursuant to General Instruction E to Form S-8, the contents of the Registration Statement of Chart Industries, Inc. (the “Company”) on Form S-8 (Registration No. 333-32535) registering 150,000 shares of Common Stock for issuance under the Plan are hereby incorporated herein by reference. Since the filing of the Company’s Registration Statement No. 333-32535 on July 31, 1997, the 150,000 shares of Common Stock covered by such Registration Statement have been increased under the Plan to 225,000 shares, pursuant to Rule 416 under the Securities Act, to give effect to a three-for-two stock split, effected as a 50% stock dividend, in June 1998.

Item 3.    Incorporation of Documents by Reference.

The following documents heretofore filed by the Company with the Commission are incorporated herein by reference:

(1)	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2001;

(2)	The Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2002 and June 30, 2002;

(3)
The description of the Company’s Common Stock contained in the Company’s Registration Statement on Form 8-A, dated October 2, 1992, and any amendments and reports filed for the purpose of updating that description; and

(4)	The description of the Rights contained in the Company’s Registration Statement on Form 8-A, dated June 1, 1998, and any amendments or reports filed for the purpose of updating that description;

other than the portions of such documents that, by statute, by designation in such document or otherwise, are not deemed to be filed with the Commission or are not required to be incorporated herein by reference.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all the securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated in this Registration Statement by reference and to be a part hereof from the date of filing of such documents, other than the portions of such documents which by statute, by designation in such documents or otherwise, are not deemed to be filed with the Commission or are not required to be incorporated herein by reference.

Any statement contained in documents incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded, for purposes of this Registration Statement, to the extent that a statement contained in this Registration Statement, or in any other subsequently filed document that also is, or is deemed to

2

be, incorporated by reference in this Registration Statement, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 5.    Interests of Named Experts and Counsel.

Thomas F. McKee, a partner of Calfee, Halter & Griswold LLP, is a Director of the Company, and as of July 31, 2002 beneficially owned 34,750 shares of Common Stock.

Item 8.    Exhibits.

See the Exhibit Index at Page E–1 of this Registration Statement.

3

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S–8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on this 28th day of August, 2002.

CHART INDUSTRIES, INC.

By:	/s/ ARTHUR S. HOLMES
Arthur S. Holmes Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on August 28, 2002.

Signatures	Title

/s/ ARTHUR S. HOLMES Arthur S. Holmes	Chairman and Chief Executive Officer and a Director (Principal Executive Officer)

/s/ MICHAEL F. BIEHL Michael F. Biehl	Chief Financial Officer and Treasurer (Principal Financial Officer)

/s/ JOHN T. ROMAIN John T. Romain	Controller, Chief Accounting Officer and Assistant Treasurer (Principal Accounting Officer)

/s/ THOMAS F. MCKEE Thomas F. McKee	Director

/s/ LAZZARO G. MODIGLIANI Lazzaro G. Modigliani	Director

/s/ ROBERT G. TURNER, JR. Robert G. Turner, Jr.	Director

4

EXHIBIT INDEX

Exhibit Number	Exhibit Description

4.1	Amended and Restated Certificate of Incorporation of the Company. (A)

4.2	Certificate of Designation of Series A Junior Participating Preferred Stock of the Company. (B)

4.3	Certificate of Amendment, amending the Amended and Restated Certificate of Incorporation of the Company. (C)

4.4	Amended and Restated By–Laws of the Company, effective May 3, 2001. (C)

4.5	Specimen certificate for the Common Stock of the Company. (B)

4.6	Chart Industries, Inc. Amended and Restated 1997 Stock Bonus Plan. (D)

4.7	Rights Agreement, dated as of May 1, 1998, by and between the Company and National City Bank, as Rights Agent. (E)

4.8	Amendment No. 1 to Rights Agreement, dated February 8, 2001, by and between the Company and National City Bank, as Rights Agent. (B)

5.1	Opinion of Calfee, Halter & Griswold LLP. (x)

23.1	Consent of Ernst & Young LLP. (x)

23.2	Consent of Calfee, Halter & Griswold LLP, included in Exhibit 5.1.

(A)	Incorporated herein by reference to the appropriate exhibit to the Company’s Registration Statement on Form S-3 (Registration No. 333-35321).
(B)	Incorporated herein by reference to the appropriate exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2000.
(C)	Incorporated herein by reference to the appropriate exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2001.
(D)	Incorporated herein by reference to the appropriate exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2002.
(E)	Incorporated herein by reference to the appropriate exhibit to the Company’s Registration Statement on Form 8-A, filed June 3, 1998.
(x)	Filed herewith.

E-1